UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 332-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2026 (the “Closing Date”), Carriage Services, Inc., a Delaware corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto from time to time (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). The Credit Agreement provides for a five-year senior secured revolving credit facility in an aggregate principal amount of up to $300,000,000 (the “Revolving Credit Facility”). The proceeds of the Revolving Credit Facility may be used to repay, prepay, repurchase, or redeem certain indebtedness (including the Existing Credit Agreement as discussed below), (ii) for working capital and acquisitions, (iii) to make certain capital expenditures, and (iv) for general corporate purposes.

Set forth below are certain of the additional material terms of the Credit Agreement:

Commitments: The Revolving Credit Facility provides for revolving loans in an aggregate principal amount of up to $300,000,000. The Company has the right to request an increase of the revolving commitments from one or more existing Lenders or from new lending institutions by up to $100,000,000 in the aggregate (the “Accordion Facility”), subject to the satisfaction of customary terms and conditions. No Lender is obligated to increase its commitment under the Accordion Facility.

Interest: Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) the Alternate Base Rate (as defined in the Credit Agreement) plus the Applicable Rate (as defined in the Credit Agreement) or (b) the Term SOFR Rate (as defined in the Credit Agreement) plus the Applicable Rate. The Applicable Rate is determined based on the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement), in accordance with the following pricing grid:

Applicable Rate
Total Net Leverage Ratio	Alternative Base Rate	Term SOFR Rate
Category 1: < 3.0 to 1.0	0.25%	1.25%
Category 2: < 3.5 to 1.0 but > 3.0 to 1.0	0.50%	1.50%
Category 3: < 4.0 to 1.0 but > 3.5 to 1.0	0.75%	1.75%
Category 4: > 4.0 to 1.0	1.00%	2.00%

Security and Collateral: The obligations under the Credit Agreement are secured by a first-priority security interest in substantially all of the personal property assets of the Company and the Subsidiary Guarantors (as defined below), including a pledge of all equity interests held by the Company or any Subsidiary Guarantor, subject to certain exceptions set forth in the Credit Agreement and the related Collateral Documents (as defined in the Credit Agreement). The Credit Agreement includes provisions that require the Company and certain subsidiaries, upon the occurrence of an event of default or in the event the Company’s actual Total Net Leverage Ratio for two consecutive fiscal quarters is not at least 0.50 less than the Required Total Leverage Ratio (defined below), to grant additional liens on real property assets accounting for no less than 50% of the Company’s and certain subsidiaries’ funeral operations.

Guarantees: The obligations under the Credit Agreement are guaranteed by certain of the Company’s material existing and future direct and indirect domestic subsidiaries (the “Subsidiary Guarantors”), subject to certain exceptions.

Covenants: The Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things: incur or permit to exist debt; incur or permit to exist liens; make investments; engage in mergers, consolidations, dissolutions or similar fundamental transactions; dispose of assets; pay dividends and make other restricted payments; change the nature of their business and enter into transactions with affiliates. The Credit Agreement also requires the Company to maintain (i) a maximum Total Net Leverage Ratio not to exceed 5.00 to 1.00 as of the last day of each fiscal quarter; provided that in connection with certain material acquisitions, the Company may elect an Adjusted Covenant Period for a period of four (4) consecutive fiscal quarters, during which time, the Total Net Leverage Ratio may not exceed 5.50 to 1.00 as of the last day of each fiscal quarter (the ratio applicable under this clause (i), the “Required Total Leverage Ratio”) and (ii) a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.20 to 1.00 as of the last day of each fiscal quarter.

Maturity: The Revolving Credit Facility matures on the fifth anniversary of the Closing Date; provided that if the Company’s Senior Notes (as defined in the Credit Agreement) are not refinanced by February 13, 2029 to include a maturity date of December 30, 2031 or later, the Revolving Credit Maturity Date shall instead be February 14, 2029.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on May 13, 2021, the Company entered into a first amended and restated credit agreement (the “Existing Credit Agreement”) by and among the Company, the guarantors party thereto, the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The Existing Credit Agreement provided for a revolving credit facility in an aggregate principal amount of up to $250 million.

On the Closing Date, the Company used proceeds from borrowings under the Credit Agreement to repay in full all outstanding obligations under the Existing Credit Agreement, and the Existing Credit Agreement was terminated. Upon such repayment, all commitments under the Existing Credit Agreement were terminated and all liens securing the Existing Credit Agreement were released.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding each of the transactions described therein is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

ITEM 7.01	REGULATION FD DISCLOSURE.

On September 30, 2026, the Company issued a press release announcing its entry into the Credit Agreement and a press release announcing its capital allocation framework and the termination of its $100 million at-the-market equity offering program. A copy of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits.

Exhibit Number	Description
10.1*	Credit Agreement dated September 30, 2026, by and among Carriage Services, Inc., the subsidiaries of the Company party thereto as guarantors, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent.
99.1	Press Release dated September 30, 2026
99.2	Press Release dated September 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026

CARRIAGE SERVICES, INC.

By:	/s/ John Enwright
John Enwright
Senior Vice President, Chief Financial Officer and Treasurer